UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(D)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 25, 2008
ITC HOLDINGS CORP.

(Exact name of Registrant as Specified in its Charter)

Michigan	001-32576	32-0058047

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

39500 Orchard Hill Place, Suite 200 Novi, Michigan	48375

(Address of Principal Executive Offices)	(Zip Code)
(248) 374-7100
(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
Issuance of First Mortgage Bonds Series D
On March 25, 2008, International Transmission Company (“ITCTransmission”), a wholly-owned subsidiary of ITC Holdings Corp., entered into a Fourth Supplemental Indenture (the “Fourth Supplemental Indenture”), dated such date, between ITCTransmission and The Bank of New York Trust Company, N.A. (as successor to BNY Midwest Trust Company), as trustee (the “Trustee”) relating to the issue and sale of ITCTransmission’s $100,000,000 aggregate principal amount of its 5.75% First Mortgage Bonds, Series D, due April 1, 2018 (the “Series D Bonds”). The Series D Bonds will be issued on or about April 1, 2008 in a private placement in reliance on exemptions from registration under the Securities Act of 1933, as amended, pursuant to the terms of the purchase agreement described under Item 8.01 of this Current Report on Form 8-K.
The Series D Bonds will be issued under ITCTransmission’s first mortgage and deed of trust (the “First Mortgage and Deed of Trust”), dated July 15, 2003, between ITCTransmission and the Trustee, as supplemented by the Fourth Supplemental Indenture (together with the First Mortgage and Deed of Trust, the “Indenture”). The Series D Bonds are secured by a first mortgage lien on substantially all of ITCTransmission’s real and tangible personal property equally with all other securities issued under the First Mortgage and Deed of Trust, with such exceptions as described in, and such releases as permitted by, the Indenture.
Interest on the Series D Bonds is payable semi-annually on April 1 and October 1 of each year, commencing on October 1, 2008 at a fixed rate of 5.75% per annum. ITCTransmission may redeem the Series D Bonds at any time in whole or from time to time in part by paying a “Make Whole Price” equal to the greater of (1) 100% of the principal amount of the Series D Bonds being redeemed and (2) the sum of the present values of the remaining scheduled payments of principal and interest on the Series D Bonds discounted to the redemption date on a semi-annual basis at the Adjusted Treasury Rate (as defined in the Indenture), plus, in each case, accrued and unpaid interest on the Series D Bonds to, but excluding, the redemption date. The principal amount of the Series D Bonds is payable on April 1, 2018.
The Series D Bonds and the Indenture contain customary events of default, including, without limitation, failure to pay interest on any “Security” (as defined in the Indenture) within 30 days after becoming due and payable; failure to pay principal of, or premium, if any, on any Security when due; and failure to comply with certain covenants and warranties contained in the Indenture for a period of 60 days (or 90 days in the case of a failure to comply with the reporting covenant described under Section 12.04 of the First Mortgage and Deed of Trust) after written notice from the trustee or the holders of 25% of the aggregate principal amount of Securities then outstanding. If an “Event of Default” (as defined in the Indenture) occurs and is continuing, the Trustee or the “Holders” (as defined in the Indenture) of not less than 25% in aggregate principal amount of the Securities outstanding may declare the principal amount of all the Securities to be due and payable immediately.
The above descriptions of the Indenture do not purport to be complete statements of the parties’ rights and obligations thereunder. Such descriptions are qualified in their entirety by reference to (1) the First Mortgage and Deed of Trust, a copy of which was previously filed by ITC Holdings Corp. as Exhibit 4.5 to ITC Holdings Corp.’s Registration Statement on Form S-1 (File No. 333-123657), and (2) the Fourth Supplemental Indenture, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.21, each of which is incorporated herein by reference.

Item 2.03.	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.
The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01.	OTHER EVENTS.
On March 25, 2008, ITCTransmission entered into a purchase agreement, dated such date (the “Purchase Agreement”), with Banc of America Securities LLC (the “Initial Purchaser”), with respect to the offer and sale by ITCTransmission and the purchase by the Initial Purchaser of the Series D Bonds.
The above description of the Purchase Agreement does not purport to be a complete statement of the parties’ rights and obligations under that agreement. The above description is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.
(d) Exhibits

Exhibit No.	Description

4.21	Fourth Supplemental Indenture, dated as of March 25, 2008, between International Transmission Company and The Bank of New York Trust Company, N.A., as trustee

99.1	Purchase Agreement, dated March 25, 2008, between International Transmission Company and Banc of America Securities LLC

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITC HOLDINGS CORP.
	By:	/s/ Daniel J. Oginsky
		Name:	Daniel J. Oginsky
March 27, 2008		Title:	Vice President and General Counsel